CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with Quarterly Report of Goldspan Resources, Inc. (the “Company”) on Form 10-Q for the quarter ended October 31, 2009 filed with the Securities and Exchange Commission (the “Report”), we, John C. Baird, Chief Executive Officer of the Company, and Leon M. Caldwell, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.
The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

By:	/s/John Baird
Name:	John C. Baird
Title:	Principal Executive Officer, Chairman of the Board and Director
Date:	December 11, 2009

By:	/s/Leon Caldwell
Name:	Leon M. Caldwell
Title:	Principal Financial Officer, President and Director
Date:	December 11, 2009

This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

A signed original of this written statement required by Section 906 has been provided to Goldspan Resources, Inc. and will be retained by Goldspan Resources, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.